AMENDMENT TO MINERAL LEASE AGREEMENT

THIS AMENDMENT (the “Amendment”) is made effective as of the 19 day of April 2018

BETWEEN:

JANELLE DIETRICH of 362 Elges Way, Sparks, Nevada, 89431-1343, USA

(the “Lessor”)

AND:

PROPHECY DEVELOPMENT CORP., a company amalgamated under the laws of British Columbia, having an office at Suite 1610 – 409 Granville Street, Vancouver, British Columbia, V6C 1T2, Canada

(the “Lessee”)

RECITALS

A.      The Lessor and the Lessee (together, the “Parties” and individually, a “Party”) entered into a Mineral Lease Agreement dated June 22, 2017 (the “Agreement”) pertaining to the lease of certain unpatented lode mining claims located in Eureka County, Nevada, USA as described in Exhibit A attached to the Agreement (the “Premises”).

B.      The Lessor failed to disclose to the Lessee, contrary to Sections 4.A.(1) and (5) of the Agreement, the existence of a Notice of Federal Tax Lien, dated January 27, 2015 and recorded February 3, 2015 at Book 577, Page 1, Document No. 229081 with Eureka Country records (the “Lien”) against the Premises by the United States Internal Revenue Service (“IRS”) pending payment of unpaid federal taxes for the year ending December 31, 2010, penalties and interest charges totaling $99,027,22 as of April 30, 2018, owning by the Lessor to the IRS (the “Amounts Owing”).

C.      The Lessee has agreed to pay before April 30, 2018 the Amounts Owing to the IRS on behalf of the Lessor and to discharge the Lien against the Premises, pursuant to those provisions outlined in Section 7 of the Agreement.

D.      In lieu of the Lessor reimbursing the Lessee, as required pursuant to Section 7 of the Agreement, for those Amounts Owing and paid by the Lessee to discharge the Lien, the Parties wish to instead, amend the Agreement as provided herein.

AGREEMENT

FOR AND IN CONSIDERATION of the Lessee’s payment of the Amounts Owing by the Lessor to the IRS to discharge the Lien against the Premises, the Lessee’s waiver of its right to reimbursement of such payment from the Lessor pursuant to Section 7 of the Agreement, the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. AMENDMENTS

The Agreement is amended as follows:

A.      Lessee will pay to the IRS the Amounts Owing and cause the IRS to discharge and release the Lien. The Amounts Owing paid by Lessee to the IRS shall be credited in Lessee’s favor if Lessee elects to exercise the Title transfer option in accordance with Section 1.H as amended by this Amendment.

B.      Section 1.H. is deleted in its entirety and replaced with the following:

“H.      Title transfer. If Lessee intends to develop a mine or to construct mine-related facilities on the Premises, Lessee shall notify Lessor. The notice shall specify which portions of, the Premises will be required for Lessee’s proposed uses. Lessee shall have the option to, at any time during the term of this Agreement, require Lessor to transfer title over all of the unpatented lode mining claims that constitute the Premises (excluding the four (4) claims named: Black Iron 1-N, Black Iron 4-N, Black Iron 5-N and Manganese 3-N) (the “Transferred Claims”) to Lessee in exchange for $1,000,000, to be paid as an Advance Royalty payment (the “Transfer Payment”). $99,027.22 of the Transfer Payment will be due and payable by Lessee as a payment to the United States Internal Revenue Service to discharge and release the Notice of Federal Tax Lien, dated January 27, 2015 and recorded February 3, 2015 at Book 577, Page 1, Document No. 229081 with the Eureka Country records registered against the Premises, prior to April 30, 2018, with the remaining $900,972.78 portion of the Transfer Payment due and payable by Lessee to Lessor immediately upon completion of transfer of the Transferred Claims from Lessor to Lessee. At any time during the term of this Agreement, Lessor shall have the option to require Lessee to acquire title to the portion of the Premises required for Lessee’s proposed uses for nominal consideration of $1. The Advance Royalty obligation and Production Royalty shall not be affected, reduced or relieved by the transfer of title to Lessee.”

C.      Section 4.A(5) is deleted in its entirety and replaced with the following:

“(5)      Other than the Notice of Federal Tax Lien, dated January 27, 2015 and recorded February 3, 2015 at Book 577, Page 1, Document No. 229081 with the Eureka Country records registered against the Premises by the United States Internal Revenue Service, Lessor has not committed, nor shall she commit in future, any act or acts that will encumber or cause a lien to be placed against the Premises, which going forward, shall be kept strictly free of any further liens or encumbrances, except those specifically contemplated herein. The Parties acknowledge that Lessor may, in future grant a lien or other security interest against any Advance Royalty or Production Royalty contemplated in Section 3 of this Agreement, provided any such grant will remain subject and subordinate to Lessee’s right under this Agreement.”

2. GENERAL

D.      Except as specifically modified herein, all other terms and provisions of the Agreement shall remain unchanged and in full force and effect. This Amendment, together with the Agreement, constitutes the entire agreement between the Parties concerning the Premises and subject matter herein and replaces any prior oral or written communications between the Parties.

E.      The provisions of this Amendment shall inure to the benefit of and be binding upon the Parties and their respective heirs, executors, administrators, personal representatives, beneficiaries, successors and assigns.

F.      This Amendment shall be construed, interpreted and governed by the laws of the State of Nevada. All disputes concerning the construction or enforcement of this Amendment shall be heard and determined in the Second Judicial District Court of the State of Nevada in and for Washoe County. Both Parties agree that jurisdiction of and venue in such court are acceptable to the Parties and the Parties covenant and agree to not object to the exercise of jurisdiction by such court or the venue of such court.

G.      Each Party shall execute all documents, do all such things, and otherwise cooperate with the other Party as reasonably needed or desirable to consummate or give effect to the purposes of this Amendment and carry out its provisions.

H.      This Amendment may be executed in counterparts and delivered electronically or by fax, each of which shall be deemed to be an original and both of which shall constitute the same document.

I.      Lessee acknowledges that this Amendment satisfies Lessor’s obligations under Section 7 of the Agreement in respect of the Lien and the Amounts Owing.

TO EVIDENCE THEIR AGREEMENT each of the parties has executed this Amendment as of the date first above written.

PROPHECY DEVELOPMENT CORP.

Per:	/s/ John Lee
JOHN LEE, Executive Chairman

AGREED AND ACCEPTED:

Signed and Delivered by Janelle Dietrich in the	)
presence of:	)
)
)
Witness (signature))
)
)
Name (please print))		/s/ Janelle Dietrich
	)	JANELLE DIETRICH
)
Address	)
)
)
City, State	)
)
)
Occupation	)

Page 5

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California
County of Alameda
On the April 19, 2018 before me, K. Hart a Notary Public, personally appeared Jacqualeene Campbell , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature: ____________________

Name: K. Hart
(Typed or Printed)

K. HART
Notary Public - California
Alameda County
Commission # 2194846
My Comm. Expires May 4, 2021

(Seal)

KH/kh

ut:blank 6/27/2

Page 6

UNIFORM STATUTORY FORM
DURABLE POWER OF ATTORNEY
(California Civil Code Sec. 2475)

NOTICE: THE POWERS GRANTED BY THIS DOCUMENT ARE BROAD AND SWEEPING. THEY ARE EXPLAINED IN THE UNIFORM STATUTORY FORM POWER OF ATTORNEY ACT (CALIFORNIA CIVIL CODE SECTIONS 2475-2499.5, INCLUSIVE). IF YOU HAVE ANY QUESTIONS ABOUT THESE POWERS, OBTAIN COMPETENT LEGAL ADVICE. THIS DOCUMENT DOES NOT AUTHORIZE ANYONE TO MAKE MEDICAL AND OTHER HEALTH-CARE DECISIONS FOR YOU. YOU MAY REVOKE THIS POWER OF ATTORNEY IF YOU LATER WISH TO DO SO.

I, **Janelle Dietrich** ("principal"), at Fremont, County of Alameda, State of California, do hereby designate and appoint my daughter **Jacqualeene Campbell**, of Fremont, California as my agent (attorney-in-fact) to act for me in any lawful way with respect to the following initialed subjects:

TO GRANT ALL OF THE FOLLOWING POWERS INITIAL THE LINE IN FRONT OF (N) AND IGNORE THE LINES IN FRONT OF THE OTHER POWERS.

TO GRANT ONE OR MORE, BUT FEWER THAN ALL OF THE FOLLOWING POWERS, INITIAL THE LINE IN FRONT OF EACH POWER YOU ARE GRANTING.

TO WITHHOLD A POWER, DO NOT INITIAL THE LINE IN FRONT IT. YOU MAY, BUT NEED NOT, CROSS OUT EACH POWER WITHHELD.

INITIAL:

______ (A) Real property transactions.
______ (B) Tangible personal property transactions.
______ (C) Stock and bond transactions.
______ (D) Commodity and option transactions.
______ (E) Banking and other financial institution transactions.
______ (F) Business operating transactions.
______ (G) Insurance and annuity transactions.
______ (H) Estate, trust and other beneficiary transactions.
______ (I) Claims and litigation.
______ (J) Personal and family maintenance.
______ (K) Benefits from social security, Medicare, Medicaid, or other governmental programs, civil or military service or deceased husband's pension.
______ (L) Retirement plan transactions.

Durable Power of Attorney -

Page 1

ut:blank

6/27/2

Page 7

(M) Tax matters.
(N) **ALL OF THE POWERS LISTED ABOVE.**

YOU NEED NOT INITIAL ANY OTHER LINES IF YOU INITIAL LINE (N).

SPECIAL INSTRUCTIONS

ON THE FOLLOWING LINES YOU MAY GIVE SPECIAL INSTRUCTIONS LIMITING OR EXTENDING THE POWERS GRANTED TO YOUR AGENT.

UNLESS YOU DIRECT OTHERWISE ABOVE, THIS POWER OF ATTORNEY IS EFFECTIVE IMMEDIATELY AND WILL CONTINUE UNTIL IT IS REVOKED.

This power of attorney will continue to be effective even though I become incapacitated.

STRIKE THE PRECEDING SENTENCE IF YOU DO NOT WANT THIS POWER OF ATTORNEY TO CONTINUE IF YOU BECOME INCAPACITATED.

If my agent fails to act or is unable to act, or ceases to act, then I designate and appoint the following agents to act separately on my behalf.

FIRST: ____________________

SECOND: ____________________

EXERCISE OF POWER OF ATTORNEY WHERE MORE THAN ONE AGENT DESIGNATED

If I have designated more than one agent, the agents are to act separately.

IF YOU APPOINTED MORE THAN ONE AGENT AND YOU WANT EACH AGENT TO BE ABLE TO ACT ALONE WITHOUT THE OTHER AGENT JOINING, WRITE THE WORD "SEPARATELY' IN THE BLANK SPACE ABOVE. IF YOU DO NOT INSERT ANY WORD IN THE BLANK SPACE, OR IF YOU INSERT THE WORD "JOINTLY', THEN ALL OF YOUR AGENTS MUST ACT OR SIGN TOGETHER.

NOMINATION OF CONSERVATOR OF ESTATE. (A conservator of the estate may be appointed for you if a court decides that one should be appointed. The conservator is responsible for the management of your financial affairs and your property. You are not required to nominate a conservator but you may do so. The court will appoint the person you nominate unless that would be contrary to your best interests. You may, but are not

Durable Power of Attorney - Page 2

ut:blank 6/27/2

Page 8

required to, nominate as your conservator the same person you named as your agent. You may nominate a person as your conservator by completing the space below.)

If a conservator of the estate is to be appointed for me, I nominate the following person to serve as conservator of the estate:

My daughter Jacqualeene Campbell

No agent (attorney in fact) or conservator appointed herein shall be required to post a bond herein.

I agree that any third party who receives a copy of this document may act under it. Revocation of the power of attorney is not effective as to a third party until the third party has actual knowledge of the revocation. I agree to indemnify the third party for any claims that arise against the third party because of reliance on this power of attorney.

THIS DURABLE GENERAL POWER OF ATTORNEY REVOKES ANY AND ALL PREVIOUSLY EXECUTED DURABLE, GENERAL OR SPECIAL POWERS OF ATTORNEY.

BY ACCEPTING OR ACTING UNDER THE APPOINTMENT, THE AGENT ASSUMES THE FIDUCIARY AND OTHER LEGAL RESPONSIBILITIES OF AN AGENT.

IN WITNESS WHEREOF, I signed my name to this Uniform Statutory Form Durable Power of Attorney this 31st day of December, 2016, at Fremont, California.

Signature: Janelle Dietrich
Print Name: Janelle Dietrich
Address: 3162 Elgeraway Sparks, Nev. 89431
Date: 12-31-16

Signature: ______________
Print Name: ______________
Address: ______________
Date: ______________

Durable Power of Attorney - Page 3

ut:blank 6/27/2

Page 9

California All-Purpose Certificate of Acknowledgment

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California
County of Alameda S.S.

On 12-31-2016 before me, Kathleen Murphy, Notary Public,

personally appeared Janelle Dietrich

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

KATHLEEN MURPHY
Commission # 2021152
Notary Public - California
Marin County
My Comm. Expires May 18, 2017

WITNESS my hand and official seal.

Kathleen Murphy

OPTIONAL INFORMATION

Description of Attached Document

The preceding Certificate of Acknowledgment is attached to a document titled/for the purpose of Durable Power of Attorney containing 3 pages, and dated 12-31-2016

The signer(s) capacity or authority is/are as:

- ☐ Individual(s)
- ☐ Attorney-in-fact
- ☐ Corporate Officer(s) ______
- ☐ Guardian/Conservator
- ☐ Partner - Limited/General
- ☐ Trustee(s)
- ☐ Other: ______

representing: ______

Method of Signer Identification

Proved to me on the basis of satisfactory evidence:
☐ form(s) of identification ☐ credible witness(es)

Notarial event is detailed in notary journal on:
Page # ____ Entry # ____

Notary contact: ______

Other
☐ Additional Signer ☐ Signer(s) Thumbprints(s)
☐ ______

ut:blank 6/27/2